Exhibit 23.2

[Stegman & Company Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Howard Bancorp, Inc.

6011 University Boulevard

Suite 370

Ellicott City, Maryland 21043

We hereby consent to the use of our report dated March 27, 2015, relating to the consolidated financial statements of Howard Bancorp, Inc. (the “Company”), which report appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, in the Company’s Registration Statement on Form S-4. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

  /s/ Stegman & Company

Baltimore, Maryland

May 5, 2015